SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2006

priceline.com Incorporated
(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A

(Former name or former address, if changed since last report)

Item 2.02.              Results of Operations and Financial Conditions

On August 7, 2006, priceline.com Incorporated (“priceline.com”) announced its financial results for the 2nd quarter ended June 30, 2006.  A copy of priceline.com’s consolidated balance sheet at June 30, 2006 and consolidated statement of operations for the three and six months ended June 30, 2006 are included in the financial and statistical supplement attached to the press release attached as Exhibit 99.1 to this Current Report on Form 8-K.  The consolidated balance sheet at June 30, 2006 and consolidated statement of operations for the three and six months ended June 30, 2006 shall be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 7.01.              Regulation FD Disclosure

On August 7, 2006, priceline.com announced its financial results for the fiscal quarter ended June 30, 2006.  A copy of priceline.com’s press release announcing these financial results and certain other information is attached as Exhibit 99.1 to this Current Report on Form 8-K.

During its earnings conference call, priceline.com announced its “organic” gross travel bookings increased approximately 42.8% in the 2nd quarter 2006 when compared to the 2nd quarter 2005.  Gross travel bookings refer to the total dollar value, inclusive of all taxes and fees, of all travel services purchased by consumers.  “Organic” gross travel bookings exclude the sale of Travelweb hotel rooms through Orbitz and assumes that priceline.com owned Bookings B.V., which was acquired in July 2005, during all of 2005.  Priceline.com stated that domestic “merchant” gross travel bookings increased approximately 5% in the 2nd quarter 2006 compared to the same period in the prior year.  Priceline.com also noted that its general and administrative expenses in the 2nd quarter 2006 were higher than previous guidance primarily as a result of approximately $900,000 of professional fees that were incurred for advisory services associated with acquisition activity that was pursued during the quarter.  The company noted that none of the activity came to fruition.

Priceline.com announced that it continued to experience a year-over-year decrease in “opaque” airline ticket sales.  The company noted that the contribution to gross profit from the sale of airline tickets in the 2nd quarter 2006 was lower than the same period a year ago, which was primarily attributable to margin pressure on the sale of retail airline tickets and reduced GDS incentive income.  Priceline.com stated that in the 2nd quarter 2006 it had approximately $25.1 million in net cash from operating activities and total capital expenditures of approximately $4.2 million.

With respect to 2006 guidance, priceline.com announced that it expected consolidated advertising expenses of approximately $40 to $44 million in the 3rd quarter 2006 and expected approximately 80 to 85% of that amount to be spent “on-line.”  Priceline.com estimated that sales and marketing expenses in the 3rd quarter 2006 would be between $12 and $13 million.  Priceline.com stated that it expected personnel costs to be approximately $15.5 to $16.0 million in the 3rd quarter 2006.  With respect to 3rd quarter 2006, priceline.com stated it expected general and administrative expenses of approximately $6.5 to $7.0 million, information technology expenses of approximately $2.6 to $2.8 million, and depreciation and amortization expenses, excluding acquisition related amortization, of approximately $2.7 million.  Priceline.com estimated that it would have cash income tax expense of approximately $7.0 million in the 3rd quarter 2006 comprised of alternative minimum tax in the United States and additional income taxes in Europe.

Priceline.com noted that it expected Priceline Europe to account for more than two-thirds of priceline.com’s operating income for the second-half of 2006.  The company also emphasized that, while Priceline Europe had delivered to date substantially ahead of the company’s expectations, it was likely that Priceline Europe’s growth rates would slow as its performance was compared to 2nd half 2005 results.

With respect to GAAP financial results, the company said it expected to report GAAP net income of approximately $0.29 to $0.34 per diluted share in the 3rd quarter 2006 and expected GAAP net income for the full-year 2006 to be approximately $0.70 to $0.80 per diluted share.

The company also noted that it was in the midst of multi-party discussions and negotiations regarding airline “distribution costs” and “GDS incentives.”  The company emphasized that those discussions and negotiations were on-going and that the outcome was uncertain.  The company noted that the forecasted amounts provided during the call assumed that approximately 2.5% to 3.5% of the company’s total second half 2006 gross profit would come from GDS incentive fees.  The company emphasized, however, that because gross profit from GDS fees flowed directly to the company’s bottom line, any performance above or below that range of guidance would directly impact forecasted bottom line guidance.

The information set forth above and in the attached press release contains forward-looking statements relating to priceline.com’s performance during 2006.  Readers are cautioned not to place undue reliance on forward-looking statements.  All forward-looking statements are based upon information available to priceline.com on the date this report was submitted.  Priceline.com undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  A more thorough discussion of certain factors which may affect priceline.com’s operating results is included in priceline.com’s recent filings with the Securities and Exchange Commission and will also be included in priceline.com’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2006 to be filed with the Securities and Exchange Commission on or about August 9, 2006.  The information set forth above is qualified in its entirety by reference to the press release (which includes a financial and statistical supplement and information about forward-looking statements), a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 (including Exhibit 99.1 hereto and the accompanying financial and statistical supplement and related information) shall not be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01.              Financial Statements and Exhibits

(c) Exhibits

99.1

Press release (which includes a financial and statistical supplement and related information) issued by priceline.com Incorporated on August 7, 2006 relating to, among other things, its 2nd quarter 2006 earnings. The consolidated balance sheet at June 30, 2006 and consolidated statement of operations for the three and six months ended June 30, 2006 shall be treated as “filed” for the purposes of the Securities and Exchange Act of 1934, as amended, and the remaining information shall be treated as “furnished.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Jeffery H. Boyd
Name:Jeffery H. Boyd
Title:President and Chief Executive Officer

Date:  August 8, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1

Press release (which includes a financial and statistical supplement and related information) issued by priceline.com Incorporated on August 7, 2006 relating to, among other things, its 2nd quarter 2006 earnings. The consolidated balance sheet at June 30, 2006 and consolidated statement of operations for the three and six months ended June 30, 2006 shall be treated as “filed” for the purposes of the Securities and Exchange Act of 1934, as amended, and the remaining information shall be treated as “furnished.”